UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2007

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In Item 1.01 of the Company's Current Report on Form 8-K dated June 19, 2007 (filed June 25, 2007), we described an Amendment to a Loan and Security Agreement with Silicon Valley Bank, providing for a new $8.6 million term loan to the Company.

We erroneously stated in the first sentence of the third paragraph of the Item 1.01 section titled "Amendment To Loan Agreement" that principal payments on this loan would begin on July 1, 2007. In fact, principal payments begin on January 1, 2008.

The first sentence of the third paragraph of the Item 1.01 section titled "Amendment To Loan Agreement" in our Current Report on Form 8-K dated June 19, 2007, is hereby amended to read as follows:

Under the Term Loan, the Company is required to make monthly payments of interest only beginning on July 1, 2007, and continuing on the first day of each successive month until December 1, 2007, and 42 monthly payments, each consisting of $204,761.90 in principal plus interest, with such payments beginning on January 1, 2008 and continuing on the first day of each successive month until June 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

July 27, 2007	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Acting Chief Financial Officer